A special meeting of the funds' shareholders was held on October 31, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	6,014,946,187.48	85.271
Against	503,508,414.85	7.138
Abstain	535,480,803.00	7.591
TOTAL	7,053,935,405.33	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	5,971,422,137.85	84.654
Against	557,198,603.52	7.899
Abstain	525,314,663.96	7.447
TOTAL	7,053,935,405.33	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 3
To elect a Board of Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	6,783,669,415.83	95.891
Withheld	290,713,458.50	4.109
TOTAL	7,074,382,874.33	100.000
Ralph F. Cox
Affirmative	6,782,137,538.88	95.869
Withheld	292,245,335.45	4.131
TOTAL	7,074,382,874.33	100.000
	# of Votes Cast	% of Votes Cast
Phyllis Burke Davis
Affirmative	6,778,796,106.99	95.822
Withheld	295,586,767.34	4.178
TOTAL	7,074,382,874.33	100.000
Robert M. Gates
Affirmative	6,782,902,929.58	95.880
Withheld	291,479,944.75	4.120
TOTAL	7,074,382,874.33	100.000
Abigail P. Johnson
Affirmative	6,778,387,390.22	95.816
Withheld	295,995,484.11	4.184
TOTAL	7,074,382,874.33	100.000
Edward C. Johnson 3d
Affirmative	6,779,233,046.11	95.828
Withheld	295,149,828.22	4.172
TOTAL	7,074,382,874.33	100.000
Donald J. Kirk
Affirmative	6,784,477,667.97	95.902
Withheld	289,905,206.36	4.098
TOTAL	7,074,382,874.33	100.000
Marie L. Knowles
Affirmative	6,785,066,474.12	95.910
Withheld	289,316,400.21	4.090
TOTAL	7,074,382,874.33	100.000
Ned C. Lautenbach
Affirmative	6,784,994,108.92	95.909
Withheld	289,388,765.41	4.091
TOTAL	7,074,382,874.33	100.000
Peter S. Lynch
Affirmative	6,787,997,603.76	95.952
Withheld	286,385,270.57	4.048
TOTAL	7,074,382,874.33	100.000
	# of Votes Cast	% of Votes Cast
Marvin L. Mann
Affirmative	6,782,897,755.29	95.880
Withheld	291,485,119.04	4.120
TOTAL	7,074,382,874.33	100.000
William O. McCoy
Affirmative	6,783,787,612.03	95.892
Withheld	290,595,262.30	4.108
TOTAL	7,074,382,874.33	100.000
William S. Stavropoulos
Affirmative	6,783,941,194.12	95.894
Withheld	290,441,680.21	4.106
TOTAL	7,074,382,874.33	100.000
PROPOSAL 4
To modify Tax-Exempt Fund's fundamental 80% investment policy.
	# of Votes Cast	% of Votes Cast
Affirmative	396,709,109.51	86.040
Against	19,932,707.36	4.323
Abstain	44,432,726.37	9.637
TOTAL	461,074,543.24	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 5
To eliminate a fundamental investment policy of Tax-Exempt Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	382,215,206.18	82.897
Against	32,542,156.50	7.058
Abstain	46,317,180.56	10.045
TOTAL	461,074,543.24	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 6
To amend each fund's fundamental investment limitation concerning diversification.
Treasury Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,282,828,644.90	89.933
Against	37,858,125.21	2.654
Abstain	105,736,885.78	7.413
TOTAL	1,426,423,655.89	100.000
Prime Fund
	# of Votes Cast	% of Votes Cast
Affirmative	4,506,056,786.84	87.218
Against	222,449,356.51	4.306
Abstain	437,931,062.85	8.476
TOTAL	5,166,437,206.20	100.000
Tax-Exempt Fund
	# of Votes Cast	% of Votes Cast
Affirmative	385,271,041.92	83.559
Against	30,291,918.88	6.570
Abstain	45,511,582.44	9.871
TOTAL	461,074,543.24	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 7
To amend each fund's fundamental investment limitation concerning lending.
Treasury Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,231,087,240.79	86.306
Against	85,891,042.12	6.021
Abstain	109,445,372.98	7.673
TOTAL	1,426,423,655.89	100.000
Prime Fund
	# of Votes Cast	% of Votes Cast
Affirmative	4,444,842,289.92	86.033
Against	274,827,937.06	5.320
Abstain	446,766,979.22	8.647
TOTAL	5,166,437,206.20	100.000
Tax-Exempt Fund
	# of Votes Cast	% of Votes Cast
Affirmative	383,385,758.48	83.150
Against	32,811,077.57	7.117
Abstain	44,877,707.19	9.733
TOTAL	461,074,543.24	100.000
Broker Non-Votes	20,447,469.00
PROPOSAL 8
To amend each fund's fundamental investment limitation concerning underwriting.
Treasury Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,237,354,743.40	86.745
Against	77,414,651.76	5.427
Abstain	111,654,260.73	7.828
TOTAL	1,426,423,655.89	100.000
Prime Fund
	# of Votes Cast	% of Votes Cast
Affirmative	4,462,540,420.15	86.376
Against	250,591,655.25	4.850
Abstain	453,305,130.80	8.774
TOTAL	5,166,437,206.20	100.000
Tax-Exempt Fund
	# of Votes Cast	% of Votes Cast
Affirmative	385,916,250.93	83.699
Against	30,722,508.13	6.664
Abstain	44,435,784.18	9.637
TOTAL	461,074,543.24	100.000
Broker Non-Votes	20,447,469.00

*Denotes trust-wide proposals and voting results.